AGREEMENT OF SALE

This Agreement of Sale is made by and between Marc Goldin, an individual residing at 54 Spring Street, Albany, NY 1211 (“Goldin"), MGA International Brokerage LLC, a New York limited liability company (“MGA”) and Global Arena Holding Inc, a Delaware corporation (“Global Arena”).

WHEREAS, Goldin is currently the sole member of MGA;

WHEREAS, Goldin wishes to sell 66.67% of its member interests in MGA;

WHEREAS, Global Arena wishes to acquire 66.67% of the member interests in MGA;

WHEREAS, MGA wishes to appoint Goldin as its Chairman of the Board of Directors, Chief Executive Officer and President.

WHEREAS, Global Arena and Goldin wish to establish a profit sharing agreement relating to the services provided to MGA by Goldin;

THEREFORE, THE PARTIES AGREE AS FOLLOWS:

(A)

Goldin shall sell 66.67% of its member interests in MGA to Global Arena in exchange for 300,000 options to purchase Global Arena common shares.  Each option shall be exercisable into one common share of Global Arena at the exercise price of $.25 per common share.  The exercise period shall be for one year.

(B)

Global Arena and Goldin shall enter into a profit sharing agreement relating to the services of Goldin provided to MGA as described below.

•

Recurring revenues, net of expenses, established prior to the date of this Agreement of Sale shall be allocated 100% to Goldin.

•

New revenues, net of expenses, established after the date of this Agreement of Sale shall be allocated as follows:

(i)

Initiated and introduced solely by Goldin - (a) 90% to Goldin and (b) 10% to Global Arena.

(ii)

All revenues co-introduced - (a) 50% to Global Arena and (b) 50% to Goldin.

The expenses shall include, but not be limited to, execution and clearing fees, overnight delivery charges, commissions to brokers, etc.

(C)

MGA shall appoint Goldin as Chairman of the Board of Directors, Chief Executive Officer and President.  MGA and Goldin shall enter into an employment agreement as appropriate.

 (D)

Goldin reserves the right to unwind this transaction at any time with thirty (30) days written notice as follows:

•

Global Arena will return all of its member interests in MGA to Goldin.  Simultaneously, Goldin shall return any unexercised options and any Global Arena common shares issued upon exercise of any options.

•

Any recurring revenue (excluding revenue introduced and initiated by Goldin) will survive the unwinding process and will be paid pursuant to the paragraph (B) described above.

IN WITNESS WHEREOF, Global Arena and Goldin have executed this Agreement of Sale as of January 29, 2013.

Global Arena Holdings, Inc.

/s/Joshua Winker

By:  Joshua Winkler, CEO

MGA International Brokerage LLC

/s/Marc Goldin

By:  Marc Goldin, Managing Member

Marc Goldin, individually

/s/Marc Goldin

Marc Goldin